FORM 8-K

          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549


                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of
          The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):

                     June 19, 1995




                     AMBANC CORP.
(Exact name of registrant as specified in its charter)


     Indiana            0-10710            35-1525227
   (State or other    (Commission        (IRS Employer
   jurisdiction of   File Number)        Identification
   incorporation)                            Number)

       302 Main Street, Vincennes, Indiana 47591
       (Address of Principal Executive Offices)


                    (812) 882-3050
 (Registrant's telephone number, including area code)


                          N/A
           (Former Name and Former Address,
             if changed since last report)








                Exhibit Index on Page 4
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Item 5.  Other Events.

     On June 19, 1995, Registrant executed an Amended
     Agreement of Merger and Plan of Reorganization
     (the "Amended Agreement") that provides for Registrant's acquisition of First Robinson
     Bancorp, the holding company for The First
     National Bank in Robinson, Robinson, Illinois, and the merger of Farmers' State Bank of Palestine, Palestine, Illinois, a wholly owned subsidiary of the Registrant, into The First National Bank in
     Robinson. The Amended Agreement provides that each share of First Robinson Bancorp Common Stock will be exchanged for 5.3398 shares of Registrant's Common Stock. The Amended Agreement supersedes an Agreement and Plan of Merger between Registrant and First Robinson Bancorp dated
     October 12, 1994. The proposed transactions are more completely described in a press release and the Amended Agreement which are attached hereto as
     Exhibit 99-A and Exhibit 99-B, respectively.


Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

     (c)  Exhibits

          99-A Press Release issued by Registrant on
               June 19, 1995

          99-B Amended Agreement of Merger and Plan of
               Reorganization, dated June 19, 1995

                     AMBANC CORP.

                      SIGNATURES


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AMBANC CORP.



Date:  June 26, 1995          By /s/ Robert G. Watson
                                 Robert G. Watson,
                                 Chairman of the Board,
                                 President, and Chief
                                 Executive Officer

                     EXHIBIT INDEX


          Exhibit                                  Page


          99-A Press Release issued by Registrant on
               June 19, 1995                          5

          99-B Amended Agreement of Merger and Plan of
               Reorganization,
               dated June 19, 1995                    6


































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